Exhibit 99.1

News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For immediate release: November 20, 2023	Contact: Jack Isselmann, Media Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier completes second successful railcar asset-backed securities issuance

Class A Notes Achieve “AA” rating, a first for Greenbrier

Attractive long-term, non-recourse financing supports recurring revenue goal

Lake Oswego, Oregon, November 20, 2023 –The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today announced the completion of a follow-on offering of railcar asset-backed securities (“ABS”) securing long-term financing for our leasing business.

GBX Leasing 2022-1 LLC, a wholly-owned special purpose subsidiary of GBX Leasing, LLC, a wholly-owned subsidiary of Greenbrier, issued an aggregate principal amount of $178.5 million of its Series 2023-1 Class A and Class B Notes (“Notes”) with a blended interest rate of 6.5% and a 2 1/2 year call feature. The Notes are rated “AA” and “A” by S&P Global Ratings, and have a weighted average life of approximately 6.5 and 6.7 years, respectively. The railcar securitization will be consolidated on Greenbrier’s balance sheet but is non-recourse to Greenbrier.

Greenbrier CEO and President Lorie L. Tekorius stated, “We secured long-term, fixed-rate financing at attractive rates with a call feature that provides us forward flexibility to respond to a lower interest rate environment. This financing is structured to keep our balance sheet strong while we grow our lease fleet, a lynchpin to achieve our goal of increasing recurring revenue. The disciplined building of a high-quality railcar portfolio secured an “AA” rating on the Class A Notes, a first for Greenbrier. This demonstrates the industry-leading capabilities of our commercial and leasing teams. By working together, each team member leveraged their respective abilities in the railcar leasing and finance markets to achieve a superior result. I commend all of them on this successful collaboration.”

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our maintenance services business unit. Greenbrier owns a lease fleet of approximately 13,400 railcars that originate primarily from Greenbrier’s manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier announces successful asset-backed securities… (Cont.)	Page 2

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of U.S. federal securities laws, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “advance,” “believe,” “continue,” “define,” “enhance,” “estimate,” “expect,” “future,” “improve,” “increase,” “initiative,” “progress,” “project,” “provide,” “strategy,” “target,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; the war in Ukraine and related events; and the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages). More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K. Except as otherwise required by law, the Company assumes no obligation and does not intend to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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